Exhibit 99.2

Contact:	FOR RELEASE:
Tyler H. Rose	October 28, 2013
Executive Vice President
and Chief Financial Officer
(310) 481-8484 or
Michelle Ngo
Senior Vice President
and Treasurer
(310) 481-8581

KILROY REALTY CORPORATION REPORTS
THIRD QUARTER FINANCIAL RESULTS
---------------

LOS ANGELES, October 28, 2013 - Kilroy Realty Corporation (NYSE: KRC) today reported financial results for its third quarter ended September 30, 2013.

Third Quarter Highlights

•	Funds from operations (FFO) per share of $0.69

•	Net income available to common stockholders of $0.07 per share

•	Revenues from continuing operations of $115.7 million

•	Financial results include the receipt of a net $0.05 per share cash payment related to the default of a prior tenant

•	Stabilized portfolio 92.2% occupied and 93.7% leased at September 30, 2013

•	Signed new or renewing leases on 510,000 square feet of space

•
Acquired for approximately $126 million a 13.8 acre office campus in the Del Mar submarket of San Diego that includes two 100% leased buildings totaling approximately 219,000 square feet and an entitled development site

•	Entered into agreements to sell 13 properties in San Diego and one property in Orange County totaling in aggregate approximately 1.2 million square feet

•	Completed a public offering of 6,175,000 shares of common stock for net proceeds of approximately $296 million

Results for the quarter and nine months ended September 30, 2013
For its third quarter ended September 30, 2013, KRC reported FFO of $55.9 million, or $0.69 per share, compared to $43.1 million, or $0.57 per share, in the third quarter of 2012. Net income available to common stockholders was $5.6 million, or $0.07 per share, compared to a net loss available to common stockholders of $2.8 million, or $0.04 per share, in the third quarter of 2012. Results for the third quarter ended September 30, 2013 included the receipt of a net $0.05 per share cash payment related to the default of a prior tenant as well as $0.01 per share of acquisition-related expenses. Results for the third quarter ended

September 30, 2012 included a one-time, non-cash charge of $0.03 per share related to the redemption of all of the company’s Series A preferred units and $0.01 per share of acquisition-related expenses. The company’s revenues, including discontinued operations, in the third quarter of 2013 totaled $127.8 million, up from $111.4 million in the third quarter of 2012.

For the first nine months of 2013, KRC reported FFO of $160.1 million, or $1.99 per share, compared to $115.6 million, or $1.61 per share, in the first nine months of 2012. Net income available to common stockholders in the nine-month period was $11.3 million, or $0.13 per share, compared to $64.0 million, or $0.92 per share, in the same period of 2012. Results for the first nine months ended September 30, 2013 included the receipt of two cash payments totaling approximately $0.11 per share related to prior tenant matters and $0.02 per share of acquisition-related expenses. Results for the nine months ended September 30, 2012 included the receipt of a $0.01 per share cash payment related to a property damage settlement, $0.05 per share of acquisition-related expenses and a non-cash charge of $0.10 per share related to the redemption of all of the company’s Series E and Series F preferred stock and Series A preferred units. Net income for the nine months ended September 30, 2013 included an approximately $0.4 million net gain from a property disposition. Net income for the nine months ended September 30, 2012 included approximately $72.8 million of net gains from property dispositions. The company’s revenues, including discontinued operations, in the first nine months of 2013 totaled $369.8 million, up from $315.7 million in the same period of 2012.

All per share amounts in this report are presented on a diluted basis.

Operating and Leasing Activity
At September 30, 2013, KRC’s stabilized portfolio, which excludes properties held for sale, encompassing approximately 12.5 million square feet of office space located in Los Angeles, Orange County, San Diego, the San Francisco Bay Area and greater Seattle, was 92.2% occupied, up from 90.7% at the end of the second quarter. During the third quarter, the company signed new or renewing leases on approximately 510,000 square feet of space. At September 30, 2013, the stabilized portfolio was 93.7% leased.

Real Estate Investment Activity
In September, KRC completed the acquisition of a 13.8 acre Class A office campus in the coastal Del Mar sub-market of San Diego for approximately $126 million. The campus includes a three-story office building and a three-story life science building, which together total approximately 219,000 square feet, and a land site that is fully entitled for an additional 75,000 square-foot office building.

Also in the third quarter, as part of the company’s ongoing capital recycling program, KRC negotiated sales agreements for 14 non-strategic properties totaling 1.2 million square feet in three separate transactions. Thirteen of the 14 properties are located in submarkets of San Diego County and one property is located in Orange County. The transactions for the properties in San Diego are expected to close by year-end 2013, subject to customary closing conditions. The sale of the Orange County property closed in October 2013. All 14 assets have been reclassified as properties held for sale as of September 30, 2013 and their financial results are accounted for as discontinued operations for all periods presented.

Also during the quarter, KRC had five development projects under construction, four of which are 100% preleased. The five projects aggregate approximately 1.5 million square feet, and the company estimates its total investment in the five projects will be approximately $861.7 million. Scheduled completion dates range from the fourth quarter of 2013 to the first quarter of 2015. In October 2013, the company stabilized the 331 Fairchild development project in Mountain View, California.

Capital Financing Activity
During the third quarter, KRC completed an underwritten public offering of 6,175,000 shares of its common stock for net proceeds of approximately $296 million. The company also raised approximately $11 million of net proceeds from the sale of its common stock via its at-the-market stock offering program.

Management Comments
“Demand for contemporary, well-located and well-designed commercial real estate is growing in all of our West Coast markets,” said John Kilroy, Jr., the company’s president and chief executive officer. “Against this welcome backdrop, our organization continues to execute a disciplined strategy of portfolio transformation and long-term value creation.”

“Over the past three months, we increased our occupancy, remained on-time and on budget with our four fully preleased development projects, acquired a top quality Del Mar campus and negotiated the sale of 1.2 million square feet of non-strategic properties. KRC continues to deliver on all fronts.”

Conference Call and Audio Webcast
KRC management will discuss updated earnings guidance for fiscal 2013 during the company’s October 29, 2013 earnings conference call. The call will begin at 10:00 a.m. Pacific Time and last approximately one hour. Those interested in listening via the Internet can access the conference call at http://www.kilroyrealty.com. Please go to the website 15 minutes before the call and register. It may be necessary to download audio software to hear the conference call. Those interested in listening via telephone can access the conference call at (888) 713-4213 reservation # 29681690. A replay of the conference call will be available via phone through November 5, 2013 at (888) 286-8010, reservation # 92159760, or via the Internet at the company’s website.

About Kilroy Realty Corporation
Kilroy Realty Corporation, a member of the S&P MidCap 400 Index, is a real estate investment trust active in major West Coast office markets. For over 65 years, the company has owned, developed, acquired and managed real estate assets primarily in the coastal regions of Los Angeles, Orange County, San Diego, the San Francisco Bay Area and greater Seattle. At September 30, 2013, the company owned 12.5 million rentable square feet of commercial office space. More information is available at http://www.kilroyrealty.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of our control. Accordingly, actual performance, results and events may vary materially from those indicated in forward-looking statements, and you should not rely on forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in forward-looking statements, including, among others, risks associated with: investment in real estate assets, which are illiquid; trends in the real estate industry; significant competition, which may decrease the occupancy and rental rates of properties; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired properties; the availability of cash for distribution and debt service and exposure of risk of default under debt obligations; adverse changes to, or implementations of, applicable laws, regulations or legislation; and the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts. These factors are not exhaustive. For a discussion of additional factors that could materially adversely affect our business and financial performance, see the factors included under the caption “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2012 and our other filings with the Securities and Exchange Commission. All forward-looking statements are based on information that was available, and speak only, as of the date on which they are made. We assume no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information or otherwise, except to the extent required in connection with ongoing requirements under U.S. securities laws.

KILROY REALTY CORPORATION
SUMMARY QUARTERLY RESULTS
(unaudited, in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues from continuing operations	$115,697	$98,985	$344,496	$276,427

Revenues including discontinued operations	$127,803	$111,375	$369,778	$315,712

Net income (loss) available to common stockholders (1) (2)	$5,584	$(2,753)	$11,314	$63,988

Weighted average common shares outstanding - basic	76,769	71,889	75,751	67,975
Weighted average common shares outstanding - diluted	76,769	71,889	75,751	67,975

Net income (loss) available to common stockholders per share - basic (1) (2)	$0.07	$(0.04)	$0.13	$0.92
Net income (loss) available to common stockholders per share - diluted (1) (2)	$0.07	$(0.04)	$0.13	$0.92

Funds From Operations (1) (3) (4)	$55,899	$43,142	$160,139	$115,641

Weighted average common shares/units outstanding - basic (5)	79,806	74,850	78,795	70,830
Weighted average common shares/units outstanding - diluted (5)	81,527	76,185	80,586	71,953

Funds From Operations per common share/unit - basic (1) (5)	$0.70	$0.58	$2.03	$1.63
Funds From Operations per common share/unit - diluted (1) (5)	$0.69	$0.57	$1.99	$1.61

Common shares outstanding at end of period			82,113	74,693
Common partnership units outstanding at end of period			1,822	1,827
Total common shares and units outstanding at end of period			83,935	76,520

			September 30, 2013	September 30, 2012
Stabilized office portfolio occupancy rates: (6)
Los Angeles and Ventura Counties			93.2%	94.3%
Orange County			93.3%	95.6%
San Diego County			89.6%	87.8%
San Francisco Bay Area			92.7%	92.0%
Greater Seattle			95.2%	93.2%
Weighted average total			92.2%	91.1%

Total square feet of stabilized office properties owned at end of period: (6)
Los Angeles and Ventura Counties			3,398	3,038
Orange County			437	497
San Diego County			4,364	5,183
San Francisco Bay Area			2,289	2,211
Greater Seattle			2,048	1,727
Total			12,536	12,656
________________________

(1)
Net income (loss) available to common stockholders and Funds From Operations for the three and nine months ended September 30, 2013 includes the receipt of $3.7 million net cash payment related the default of a former tenant and for the nine months ended September 30, 2013, also includes the receipt of a $5.2 million payment related to a property damage settlement. In addition, Net income (loss) available to common stockholders and Funds From Operations for the three months and nine months ended September 30, 2012 included a non-cash charge of $2.1 million related to the original issuance costs of the Series A Preferred Units that were redeemed on August 15, 2012 and for the nine months ended September 30, 2012, also included a non-cash charge of $4.9 million related to the original issuance cost of the Series E and F Preferred Stock redeemed on April 16, 2012.

(2)
Net income (loss) available to common stockholders includes a net gain on dispositions of discontinued operations of $0.4 million and $72.8 million for the nine months ended September 30, 2013 and September 30, 2012, respectively.

(3)
Reconciliation of Net income (loss) available to common stockholders to Funds From Operations and management statement on Funds From Operations are included after the Consolidated Statements of Operations.

(4)	Reported amounts are attributable to common stockholders and common unitholders.

(5)	Calculated based on weighted average shares outstanding including participating share-based awards and assuming the exchange of all common limited partnership units outstanding.

(6)
Occupancy percentages and total square feet reported are based on the company’s stabilized office portfolio for the periods presented. Occupancy percentages and total square feet shown for September 30, 2012 include the office properties that were sold during the fourth quarter of 2012.

KILROY REALTY CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2013	December 31, 2012
	(unaudited)
ASSETS
REAL ESTATE ASSETS:
Land and improvements	$612,843	$612,714
Buildings and improvements	3,527,729	3,335,026
Undeveloped land and construction in progress	907,959	809,654
Total real estate held for investment	5,048,531	4,757,394
Accumulated depreciation and amortization	(781,580)	(756,515)
Total real estate held for investment, net	4,266,951	4,000,879

Real estate assets and other assets held for sale, net	239,411	—
Cash and cash equivalents	197,150	16,700
Restricted cash	17,931	247,544
Marketable securities	9,192	7,435
Current receivables, net	11,769	9,220
Deferred rent receivables, net	121,659	115,418
Deferred leasing costs and acquisition-related intangible assets, net	190,085	189,968
Deferred financing costs, net	17,809	18,971
Prepaid expenses and other assets, net	17,319	9,949
TOTAL ASSETS	$5,089,276	$4,616,084

LIABILITIES AND EQUITY
LIABILITIES:
Secured debt	$563,898	$561,096
Exchangeable senior notes, net	167,236	163,944
Unsecured debt, net	1,431,048	1,130,895
Unsecured line of credit	—	185,000
Accounts payable, accrued expenses and other liabilities	210,111	154,734
Accrued distributions	31,479	28,924
Deferred revenue and acquisition-related intangible liabilities, net	102,991	117,904
Rents received in advance and tenant security deposits	41,668	37,654
Liabilities and deferred revenue of real estate assets held for sale	16,751	—
Total liabilities	2,565,182	2,380,151

EQUITY:
Stockholders’ Equity
6.875% Series G Cumulative Redeemable Preferred stock	96,155	96,155
6.375% Series H Cumulative Redeemable Preferred stock	96,256	96,256
Common stock	821	749
Additional paid-in capital	2,476,424	2,126,005
Distributions in excess of earnings	(201,048)	(129,535)
Total stockholders’ equity	2,468,608	2,189,630
Noncontrolling Interests
Common units of the Operating Partnership	50,601	46,303
Noncontrolling interest in consolidated subsidiary	4,885	—
Total noncontrolling interests	55,486	46,303
Total equity	2,524,094	2,235,933
TOTAL LIABILITIES AND EQUITY	$5,089,276	$4,616,084

KILROY REALTY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
REVENUES:
Rental income	$104,939	$90,828	$308,931	$253,599
Tenant reimbursements	9,656	8,022	28,503	21,867
Other property income	1,102	135	7,062	961
Total revenues	115,697	98,985	344,496	276,427

EXPENSES:
Property expenses	25,123	21,016	71,728	55,531
Real estate taxes	10,295	8,746	29,707	23,668
Provision for bad debts	124	—	219	2
Ground leases	929	859	2,665	2,276
General and administrative expenses	10,226	8,727	29,750	26,745
Acquisition-related expenses	568	556	1,387	3,897
Depreciation and amortization	47,569	41,724	141,814	109,780
Total expenses	94,834	81,628	277,270	221,899

OTHER (EXPENSES) INCOME:
Interest income and other net investment gains	673	330	1,084	703
Interest expense	(18,853)	(19,854)	(58,021)	(60,172)
Total other (expenses) income	(18,180)	(19,524)	(56,937)	(59,469)

INCOME (LOSS) FROM CONTINUING OPERATIONS	2,683	(2,167)	10,289	(4,941)

DISCONTINUED OPERATIONS:
Income from discontinued operations	6,344	4,689	10,806	15,603
Net gain on dispositions of discontinued operations	—	—	423	72,809
Total income from discontinued operations	6,344	4,689	11,229	88,412

NET INCOME	9,027	2,522	21,518	83,471

Net (income) loss attributable to noncontrolling common units of the Operating Partnership	(131)	67	(266)	(1,708)

NET INCOME ATTRIBUTABLE TO KILROY REALTY CORPORATION	8,896	2,589	21,252	81,763

PREFERRED DISTRIBUTIONS AND DIVIDENDS:
Distributions on noncontrolling cumulative redeemable preferred units of the Operating Partnership	—	(747)	—	(3,541)
Preferred dividends	(3,312)	(2,533)	(9,938)	(7,254)
Original issuance costs of redeemed preferred stock	—	(2,062)	—	(6,980)
Total preferred distributions and dividends	(3,312)	(5,342)	(9,938)	(17,775)
NET INCOME (LOSS) AVAILABLE TO COMMON STOCKHOLDERS	$5,584	$(2,753)	$11,314	$63,988

Weighted average common shares outstanding - basic	76,769	71,889	75,751	67,975
Weighted average common shares outstanding - diluted	76,769	71,889	75,751	67,975

Net income (loss) available to common stockholders per share - basic	$0.07	$(0.04)	$0.13	$0.92
Net income (loss) available to common stockholders per share - diluted	$0.07	$(0.04)	$0.13	$0.92

KILROY REALTY CORPORATION
FUNDS FROM OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net income (loss) available to common stockholders	$5,584	$(2,753)	$11,314	$63,988
Adjustments:
Net income (loss) attributable to noncontrolling common units of the Operating Partnership	131	(67)	266	1,708
Depreciation and amortization of real estate assets	50,184	45,962	148,982	122,754
Net gain on dispositions of discontinued operations	—	—	(423)	(72,809)
Funds From Operations (1)(2)	$55,899	$43,142	$160,139	$115,641

Weighted average common shares/units outstanding - basic	79,806	74,850	78,795	70,830
Weighted average common shares/units outstanding - diluted	81,527	76,185	80,586	71,953

Funds From Operations per common share/unit - basic (3)	$0.70	$0.58	$2.03	$1.63
Funds From Operations per common share/unit - diluted (3)	$0.69	$0.57	$1.99	$1.61
 ________________________

(1)
The company calculates FFO in accordance with the White Paper on FFO approved by the Board of Governors of NAREIT. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustment for unconsolidated partnerships and joint ventures. Our calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets.

Management believes that FFO is a useful supplemental measure of the company’s operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of the company’s activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of the company’s operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, the company's FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, management believes that FFO along with the required GAAP presentations provides a more complete measurement of the company’s performance relative to its competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of the company’s operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the company’s properties, which are significant economic costs and could materially impact the company’s results from operations.

(2)
FFO includes amortization of deferred revenue related to tenant-funded tenant improvements of $2.6 million and $2.4 million for the three months ended September 30, 2013 and 2012, respectively, and $7.6 million and $6.9 million for the nine months ended September 30, 2013 and 2012, respectively.

(3)	Reported amounts are attributable to common stockholders and common unitholders.